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                                                                    Exhibit 99.2

                   CONSENT OF SG COWEN SECURITIES CORPORATION

We hereby consent to the inclusion of our opinion, dated November 29, 1999, to the Board of Directors of Tunes.com, Inc. (the "Company") attached as Appendix E to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background of the Merger" and "Opinion of Tunes' Financial Advisor." In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          SG COWEN SECURITIES CORPORATION

                                          By:         /s/ M. Ben Howe
                                            ___________________________________

                                          Name: M. Ben Howe
                                          Title: Managing Director


January 10, 2000
Boston, Massachusetts